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                                                                  Exhibit 10.4



                                   RENEX CORP.
                          DIRECTORS' STOCK OPTION PLAN

ARTICLE I

                                     PURPOSE

         The purpose of the RENEX CORP. Directors' Stock Option Plan (the "Plan") is to secure for RENEX CORP. and its stockholders the benefits arising from stock ownership by its Directors. The Plan will provide a means whereby eligible Directors may purchase shares of the common stock, $.001 par value, of RENEX CORP. pursuant to options granted in accordance with the Plan.

                                   ARTICLE II

                                   DEFINITIONS

         The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

         2.1 "Annual Grant Date" shall mean the anniversary date of the Initial Grant Date of each calendar year after 1994 during the term of the Plan or the nearest preceding business day if such anniversary date falls on a weekend or holiday.

         2.2 "Board" shall mean the Board of Directors of RENEX CORP.

         2.3 "Chairman" shall mean the duly appointed Chairman of any standing Committee of the Board.

         2.4 "Change of Control" shall mean the occurrence of any of the following acts:

             (a) The acquisition, other than (i) from the Company directly or
(ii) by any shareholder who at the time of Board adoption of the Plan owns in excess of 10% of the outstanding Common Stock, by any person, entity or group, within the meaning of ss.13(d) or 14(d) of the Exchange Act, of beneficial ownership of twenty-five (25%) percent or more of the outstanding Common Stock;

             (b) If the individuals who serve on the Board as of the date of stockholder approval of the Plan, no longer constitute a majority of the members of the Board; provided, however, any person who becomes a director subsequent to the date of the stockholder approval of the Plan, who was elected to fill a vacancy by a majority of the individuals then serving on the Board, shall be considered as if a member prior to stockholder approval of the Plan;

             (c) Approval by a majority of the voting stock of the Company of a merger, reorganization or consolidation whereby the stockholders of the Company immediately prior to such approval do not, immediately after consummation of such reorganization merger or consolidation own more than 50% of the voting stock of the surviving entity; or

             (d) A liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

         2.5 "Committee" shall mean a duly appointed standing committee of the Board.

         2.6 "Common Stock" shall mean the common stock, $.001 par value of the Company.

         2.7 "Company" shall mean RENEX CORP. and any subsidiaries.

         2.8 "Director" shall mean any person who is a member of the Board of Directors of the Company.


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         2.9 "Eligible Director" shall be any Director who is not a full or part-time employee of the Company.

         2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         2.11 "Exercise Price" shall mean the price per share at which an Option may be exercised.

         2.12 "Fair Market Value" shall mean the closing price of a share of Common Stock on the principal securities exchange on which such Common Stock is traded on the last preceding business day prior to the date as to which Fair Market Value is being determined, or on the next preceding business day on which such Common Stock is traded, if no shares of Common Stock were traded on such date. If the Common Stock is not traded on a securities exchange, Fair Market Value shall be the closing sales price of the Common Stock as reported on the NASDAQ-National Market System for the last preceding business day prior to the date on which Fair Market Value is to be determined or on the next preceding business day if the Common Stock was not traded on such date. If the Common Stock is not quoted on the NASDAQ-National Market System, Fair Market Value shall be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market on the last preceding business day prior to the day as of which Fair Market Value is being determined, or on the next preceding day on which such high bid and low asked prices were recorded. If the Common Stock is not publicly traded, Fair Market Value shall be determined by the Board, in good faith, but only during any period in which no equity security of the Company's is registered pursuant to ss. 12 of the Exchange Act. In no case shall Fair Market Value be less than the par value per share of the Common Stock. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         2.13 "Grant Date" shall mean the Initial Grant Date or the Annual Grant Date as appropriate.

         2.14 "Initial Grant Date" shall mean with respect to each Eligible Director, the latter of (i) the date such Eligible Director is first elected as a member of the Board, and (ii) the date on which the plan is approved by the Company's Shareholders.

         2.15 "Option" shall mean an Option, including a Reload Option, to purchase shares of Common Stock granted pursuant to the Plan.

         2.16 "Option Agreement" shall mean the written agreement described in
Article VI herein.

         2.17 "Permanent Disability" shall mean the condition of an Eligible Director who is unable to participate as a member of the Board by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

         2.18 "Purchase Price" shall be the Exercise Price multiplied by the number of whole shares of Common Stock with respect to which an Option may be exercised.

         2.19 "Plan" shall mean this RENEX CORP. Directors' Stock Option Plan.

         2.20 "Reload Option" means an option granted to an Eligible Director equal to the number of shares of Common Stock delivered by the Eligible Director to pay for the exercise of an option as more fully described in Article XIII - RELOAD OPTIONS.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 General. This Plan shall be administered by the Board in accordance with the express provisions of this Plan, subject to the restrictions contained in ss.16 of the Exchange Act.



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         3.2 Powers of the Board. The Board shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Plan or ss.16 of the Exchange Act (once the Common Stock is registered pursuant to ss.12 of the Exchange Act), as may be necessary for the administration of the Plan.

         3.3 Section 16 Compliance. It is the intention of the Company that the Plan, and the administration of the Plan (once the Company's Common Stock is registered pursuant to ss.12 of the Exchange Act) comply in all respects with ss.16 of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with ss.16 of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

                                   ARTICLE IV

                             SHARES SUBJECT TO PLAN

         Subject to adjustment in accordance with Articles IX and XII an aggregate of 500,000 shares of Common Stock are reserved for issuance under the Plan. Shares of Common Stock reserved under this Plan may be either authorized, but unissued shares of Common Stock or reacquired shares of Common Stock. If an Option, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock covered by such Option shall be available for future grants of Options. Any shares of Common Stock used to pay the purchase price of any options in connection with
Article XIII shall be added to the shares of Common Stock reserved for issuance under the Plan.

                                    ARTICLE V

                            NON-DISCRETIONARY GRANTS

         5.1 Initial Grants. On the Initial Grant Date, each Eligible Director shall receive the grant of an option to purchase 2,500 shares of Common Stock.

         5.2 Annual Grants. On each Annual Grant Date, each Eligible Director shall receive the grant of an Option to purchase 2,500 shares of Common Stock.

         5.3 Committee Service. Each Eligible Director who serves on a Committee, other than the Executive Committee, shall receive the grant of additional Options to purchase 1,000 shares of Common Stock on the Initial Grant Date and each Annual Grant Date, for each Committee he serves on as of the Grant date. Service on the Executive Committee shall entitle an Eligible Director to receive Options to purchase 2,500 shares of Common Stock on the initial Grant Date and each Annual Grant Date. The grant of Options pursuant to this Section
5.3 shall be in addition to the grant of Options contained in Sections 5.1 and 5.2, respectively.

         5.4 Chairman of Committee. Each Eligible Director who serves as a Chairman of a Committee as of a Grant Date, other than the Chairman of the Executive Committee, shall receive an additional grant of Options to purchase 1,000 shares of Common Stock for each Chairmanship, on the Initial Grant Date and each Annual Grant Date. Service as Chairman of the Executive Committee shall entitle an Eligible Director to receive additional Options to purchase 2,500 shares of Common Stock on the Initial Grant Date and each Annual Grant Date. The grant of Options pursuant to this Section 5.4 shall be in addition to the grant of Options contained in Sections 5.1, 5.2 and 5.3, respectively.



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                                   ARTICLE VI

                                 TERMS OF OPTION

         Each Option shall be evidenced by a written Option Agreement executed by the Company and the Eligible Director which shall specify the Grant Date, the number of shares of Common Stock subject to the Option, the Exercise Price and shall also include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Plan as the Board may determine:

         6.1 Term. The term of the Option shall be five (5) years from the Grant Date of each Option, subject to earlier termination in accordance with Articles VI and X of the Plan.

         6.2 Restriction on Exercise. No Option shall be exercisable until six
(6) months after the Grant Date, except in the case of the Eligible Director's death or permanent disability, upon which events the Option will become immediately exercisable. Thereafter, an Option, or any portion thereof, may be exercised until the earlier of the expiration of the option's term or termination of the Option in accordance with this Article VI.

         6.3 Exercise Price. The Exercise Price for each share of Common Stock subject to an Option shall be the Fair Market Value of the Common Stock as determined in Section 2.12 herein.

         6.4 Manner of Exercise. An option shall be exercised in accordance with its terms, by delivery of a written notice of exercise to the Company and payment of the full purchase price of the shares of Common Stock being purchased. An Eligible Director may exercise an Option with respect to all or less than all of the shares of Common Stock for which the Option may then be exercised, but an eligible Director must exercise the Option in full shares of Common Stock.

         6.5 Payment. The Purchase Price pursuant to an Option or portion thereof, may be paid:

             (a) in United States dollars, in cash or by check, bank draft or money order payable to the Company; or

             (b) by delivery of shares of Common Stock owned by an Eligible Director which has an aggregate Fair Market Value on the date of exercise equal to the purchase price, subject to the provisions of ss.16(b) of the Exchange Act and the rules and regulations promulgated thereunder; or

             (c) to the extent authorized by the Board, or if specified in the Option being exercised, by a promissory note from Optionee to the Company, upon such terms and conditions determined by the Board and secured by the Common Stock issuable upon exercise of the Option; or

             (d) by any combination of the above methods of payment.

         6.6 Transferability. No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director, his guardian or legal representative.

         6.7 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason, an Option held on the date of termination may be exercised in whole or in part at any time within one (1) year after the date of such termination (but in no event after the actual expiration of the term of the Option) and shall thereafter terminate.

                                   ARTICLE VII

                        GOVERNMENT AND OTHER REGULATIONS

         7.1 Delivery of Common Stock. The obligation of the Company to issue or transfer and deliver shares of Common Stock for exercised Options under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect.



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         7.2 Holding of Stock After Exercise of Option. The Option Agreement
shall provide that the Eligible Director, by accepting such option, represents and agrees, for the Eligible Director and his permitted transferees that none of the shares of Common Stock purchased upon exercise of the Option shall be acquired with a view to any sale, transfer or distribution of the Common Stock in violation of the Securities Act of 1933, as amended (the "Act") and the person exercising an Option shall furnish evidence satisfactory to that Company to that effect, including an indemnification of the Company in the event of any violation of the Act by such person.

                                  ARTICLE VIII

                                 WITHHOLDING TAX

         The Company may, in its discretion, require an Eligible Director to pay to the Company, at the time of exercise of an Option an amount that the Company deems necessary to satisfy its obligations, if any, to withhold federal, state or local income or other taxes (which for purposes of this Article VIII includes an Eligible Director's FICA obligation) incurred by reason of such exercise. When the exercise of an Option does not give rise to the obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require an Eligible Director to place shares of Common Stock received upon exercise of the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the Eligible Director's gross income as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Eligible Director to pay to the Company an amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local taxes incurred by reason of the exercise of the Option, in which case the shares of Common Stock will be released from escrow upon such payment by an Eligible Director.

                                   ARTICLE IX

                                   ADJUSTMENTS

         9.1 Proportionate Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged into a different number or kind of shares of Common Stock or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made to the maximum number and kind of shares of Common Stock as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares of Common Stock allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the Purchase Price applicable to the unexercised portion of the Option with a corresponding adjustment in the Exercise Price of the shares of Common Stock covered by the Option. Notwithstanding the foregoing, there shall be no adjustment for the issuance of shares of Common Stock on conversion of notes, preferred stock or exercise of warrants or shares of Common Stock issued by the Board for such consideration as the Board deems appropriate.

         9.2 Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 50% of the then outstanding shares of Common Stock of the Company to another corporation, the Company shall give to each Eligible Director at the time of adoption of the plan for liquidation, dissolution, merger or sale either
(1) a reasonable time thereafter within which to exercise the Option prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the Option as to an equivalent number of shares of Common Stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.



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                                    ARTICLE X

                        AMENDMENT OR TERMINATION OF PLAN

         10.1 Amendments. The Board may at any time amend or revise the terms of the Plan, provided no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained:

             (a) materially increase the maximum number of shares of Common Stock which may be sold pursuant to Options granted under the Plan;

             (b) materially increase the benefits accruing to participants under the Plan;

             (c) materially modify the requirements as to eligibility for participants in the Plan.

         10.2 Termination. The Board may suspend or terminate this Plan at any time. This Plan, unless sooner terminated, shall terminate on the tenth (10th) anniversary of its adoption by the Board. No Option may be granted under this Plan, while this Plan is suspended or after it is terminated.

         10.3 Holder of Consent. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Privilege of Stock Ownership. No Eligible Director entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of an Option until certificates representing the shares of Common Stock shall have been issued and delivered.

         11.2 Plan Expenses. Any expenses incurred in the administration of the Plan shall be borne by the Company.

         11.3 Use of Proceeds. Payments received from an Eligible Director upon the exercise of Options shall be used for general corporate purposes of the Company.

         11.4 Governing Law. The Plan has been adopted under the laws of the State of Delaware. The Plan and all Options which may be granted hereunder and all matters related thereto, shall be governed by and construed and enforceable in accordance with the laws of the State of Delaware as it then exists.

         11.5 Gender and Number. Except as otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         11.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.



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                                   ARTICLE XII

                     STOCKHOLDER APPROVAL AND EFFECTIVE DATE

         The Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company within twelve (12) months from the date the Plan is adopted by the Board; provided, however, that if such vote was not solicited substantially in accordance with the rules and regulations, if any, in effect under ss.14(a) of the Exchange Act, at the time of such vote, the Company will furnish in writing to the holders of record of the securities entitled to vote for the Plan substantially the same information concerning the Plan which would be required by the rules and regulations in effect under ss.14(a) of the Exchange Act, as if proxies to be voted with respect to the approval or disapproval of the Plan were then being solicited, on or prior to the date of the first annual meeting of security holders held subsequent to the later of (i) the first registration of an equity security under ss.12 of the Exchange Act; or
(ii) the acquisition of an equity security for which an exemption is claimed. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present. Any Options granted under the Plan prior to obtaining such stockholder approval shall be granted under the conditions that the Options so granted (i) shall not be exercisable prior to such approval, and (ii) shall become null and void if such stockholder approval is not obtained.

                                  ARTICLE XIII

                                 RELOAD OPTIONS

         13.1 Reload Option. Whenever the Optionee holding any Option outstanding under the Plan (including Reload Options granted under this Article
XIII) exercises the Option and makes payment of the Exercise Price pursuant to
Section 6.5(b) by tendering Common Stock previously held by the Optionee, then the Company shall automatically grant a Reload Option for the number of shares of Common Stock that is equal to the number of shares tendered by the Optionee on payment of the Exercise Price of the Option being exercised.

         13.2 Reload Option Exercise Price. The Reload Option Exercise Price per share shall be an amount equal to the Fair Market Value per share of the Company's Common Stock determined as of the date of receipt by the Company of the notice by Optionee to exercise the option.

               13.3 Term of Reload Option. The exercise period of the Reload Option shall expire, and the Reload Option shall no longer be exercisable, on the later of (i) expiration date of the original surrendered Option, or (ii) one year from the date of grant.

         13.4 Restriction on Exercise. Any Reload Option granted under this
Article XIII shall vest immediately, but shall not be exercisable until the end of six months after the date of its issuance, except in the case of the death or permanent disability of the Optionee, upon which event the Reload Option will become immediately exercisable.

         13.5 Other Terms of Reload Options. All other terms of the Reload Options granted hereunder shall be identical to the terms and conditions of the original Option, the exercise of which gives rise to the grant of the Reload Option.



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